UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    November 30, 2005

                           SILVER RIVER VENTURES, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-51074               76-3078125
---------------------------           ------------           -------------------
State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

           19 East 200 South, Suite #1080, Salt Lake City, Utah 84111
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                    FORM 8-K

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

     On November 30, 2005, Silver River Ventures, Inc. finalized an agreement to acquire BioForce Nanosciences, Inc., a Delaware corporation doing business in Ames, Iowa ("BioForce"). The acquisition will be facilitated by merging our newly created, wholly-owned subsidiary, Silver River Acquisitions, Inc., with and into BioForce with BioForce being the surviving entity. As a result of the transaction, BioForce will become our wholly-owned subsidiary.

     Under the terms of the agreement, we will effect, prior to the closing of the agreement, a forward stock split of our issued and outstanding common stock on a 2 shares for 1 share basis. The forward stock split will increase our outstanding shares of common stock from 1,999,975 shares to 3,999,950 shares. As consideration for the acquisition, current holders of BioForce common stock will receive an aggregate of 16,000,000 shares of Silver River common stock, post-split. These shares will represent approximately 80% of our total outstanding shares (post-split) following the transaction. Current Silver River stockholders will retain approximately 20% of the outstanding shares.

     We also intend to commence a private placement of our common stock and stock purchase warrants to raise a minimum of $2.5 million and a maximum of $6.0 million. As a condition to closing the acquisition of BioForce, we must realize a minimum of $2.5 million from the private placement prior to the closing. The proceeds of the private placement will be used to finance the ongoing operations of BioForce following the acquisition. As a result of the private placement, current Silver River stockholders will experience additional dilution. There can be no assurance that we will be successful in raising the requisite funds pursuant to the private placement, or that the acquisition of BioForce will be finalized.

     On November 30, 2005, our board of directors approved the execution of the agreement with BioForce and the forward stock split. The effective date of the stock split will be established by our board for a date prior to the effective date of the merger agreement with BioForce. We presently anticipate the split to occur in January 2006.

     We also expect the acquisition of BioForce to be finalized in January 2006. Following the merger transaction, we will abecome engaged, through our subsidiary, in the current business of BioForce. BioForce is a development stage company that owns certain patented and patent-pending technology and is commercializing the NanoArrayer(TM) System for ultramicro- and nanoscale placement, patterning and painting of active biomolecules and other materials at discrete locations on silicon chips and other surfaces to create "nanoarrays." This technology creates the opportunity to easily produce ultraminiaturized and ultrasensitive biochips, biosensors and biodevices with utility in several market segments.

     We are presently preparing an information statement to be filed with the SEC and mailed to our stockholders that will describe in detail the terms of the acquisition and the business of BioForce.

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

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

          Requisite financial statements and pro forma financial information will be filed by amendment to this Form 8-K following completion of the acquisition.

     (b) Pro Forma Financial Information

         See Item 9.01(a) above

     (c) Exhibits

         Exhibit No.                                 Description
         -----------                                 -----------

              2.1   Agreement  and Plan of Merger  with  BioForce  Nanosciences,
                    Inc.,   Silver  River   Ventures,   Inc.  and  Silver  River
                    Acquisitions, Inc.

Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Silver River Ventures, Inc. cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.


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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SILVER RIVER VENTURES, INC.



Date:  December 1, 2005      By         /S/ GEOFF WILLIAMS
                                ------------------------------------------------
                                       Geoff Williams
                                       President and Chief Executive Officer


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